Exhibit 99(c)

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2004	2003
(In millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
ASSETS
Cash and due from banks	$10,564	11,479	11,178	13,088	13,161
Interest-bearing bank balances	5,881	2,308	3,664	7,539	4,855
Federal funds sold and securities purchased under resale agreements	23,845	24,725	22,491	13,854	11,092

Total cash and cash equivalents	40,290	38,512	37,333	34,481	29,108

Trading account assets	36,893	34,714	36,392	40,436	34,678
Securities	104,203	100,445	87,176	73,764	73,339
Loans, net of unearned income	167,303	165,571	165,925	162,833	164,222
Allowance for loan losses	(2,487)	(2,504)	(2,631)	(2,704)	(2,747)

Loans, net	164,816	163,067	163,294	160,129	161,475

Premises and equipment	4,620	4,619	4,746	4,635	5,118
Due from customers on acceptances	605	854	732	1,074	1,485
Goodwill	11,233	11,149	11,094	10,907	10,869
Other intangible assets	1,150	1,243	1,353	1,321	1,445
Other assets	47,181	46,429	46,647	37,538	30,547

Total assets	$410,991	401,032	388,767	364,285	348,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	49,018	48,683	45,493	48,081	46,348
Interest-bearing deposits	183,320	172,542	158,002	153,211	149,489

Total deposits	232,338	221,225	203,495	201,292	195,837
Short-term borrowings	65,452	71,290	65,474	49,123	44,812
Bank acceptances outstanding	613	876	743	1,078	1,492
Trading account liabilities	21,956	19,184	23,959	25,141	20,896
Other liabilities	15,415	16,789	22,643	17,287	13,039
Long-term debt	39,352	36,730	37,541	37,051	39,204

Total liabilities	375,126	366,094	353,855	330,972	315,280

Minority interest in net assets of consolidated subsidiaries	2,528	2,510	2,099	849	517

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at March 31, 2004	—	—	—	—	—
Common stock, $3.33 1/3 par value; authorized 3 billion shares, outstanding 1.312 billion shares at March 31, 2004	4,372	4,374	4,427	4,440	4,484
Paid-in capital	17,869	17,811	17,882	17,784	17,903
Retained earnings	9,382	8,904	8,829	8,106	7,778
Accumulated other comprehensive income, net	1,714	1,339	1,675	2,134	2,102

Total stockholders’ equity	33,337	32,428	32,813	32,464	32,267

Total liabilities and stockholders’ equity	$410,991	401,032	388,767	364,285	348,064

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	2004	2003
(In millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
INTEREST INCOME
Interest and fees on loans	$2,335	2,357	2,352	2,391	2,407
Interest and dividends on securities	1,141	1,104	885	900	939
Trading account interest	197	189	174	182	179
Other interest income	326	301	301	223	196

Total interest income	3,999	3,951	3,712	3,696	3,721

INTEREST EXPENSE
Interest on deposits	648	568	534	619	639
Interest on short-term borrowings	299	311	317	303	288
Interest on long-term debt	191	195	208	234	257

Total interest expense	1,138	1,074	1,059	1,156	1,184

Net interest income	2,861	2,877	2,653	2,540	2,537
Provision for loan losses	44	86	81	195	224

Net interest income after provision for loan losses	2,817	2,791	2,572	2,345	2,313

FEE AND OTHER INCOME(a)
Service charges	471	436	439	426	430
Other banking fees	259	241	257	248	233
Commissions	792	778	765	468	418
Fiduciary and asset management fees	679	672	662	474	469
Advisory, underwriting and other investment banking fees	192	213	191	220	145
Trading account profits (losses)	74	5	(46)	49	77
Principal investing	38	(13)	(25)	(57)	(44)
Securities gains (losses)	2	(24)	22	10	37
Other income	250	296	351	320	301

Total fee and other income	2,757	2,604	2,616	2,158	2,066

NONINTEREST EXPENSE(a)
Salaries and employee benefits	2,182	2,152	2,109	1,748	1,699
Occupancy	229	244	220	190	197
Equipment	259	285	264	238	234
Advertising	48	56	38	34	32
Communications and supplies	151	156	159	140	143
Professional and consulting fees	109	146	109	105	100
Other intangible amortization	112	120	127	131	140
Merger-related and restructuring expenses	99	135	148	96	64
Sundry expense	467	472	396	319	296

Total noninterest expense	3,656	3,766	3,570	3,001	2,905

Minority interest in income of consolidated subsidiaries	57	63	55	16	9

Income before income taxes and cumulative effect of a change in accounting principle	1,861	1,566	1,563	1,486	1,465
Income taxes	610	466	475	454	438

Income before cumulative effect of a change in accounting principle	1,251	1,100	1,088	1,032	1,027
Cumulative effect of a change in accounting principle, net of income taxes	—	—	17	—	—

Net income	1,251	1,100	1,105	1,032	1,027
Dividends on preferred stock	—	—	—	1	4

Net income available to common stockholders	$1,251	1,100	1,105	1,031	1,023

PER COMMON SHARE DATA
Basic
Income before change in accounting principle	$0.96	0.84	0.83	0.77	0.77
Net income	0.96	0.84	0.84	0.77	0.77
Diluted
Income before change in accounting principle	0.94	0.83	0.82	0.77	0.76
Net income	0.94	0.83	0.83	0.77	0.76
Cash dividends	$0.40	0.35	0.35	0.29	0.26
AVERAGE COMMON SHARES
Basic	1,302	1,311	1,321	1,333	1,335
Diluted	1,326	1,332	1,338	1,346	1,346

(a)	Certain amounts presented in 2003 have been reclassified to conform to the presentation in 2004.